Exhibit 99.1

NEWS RELEASE	For more information call
August 6, 2003	Keith H. Merrick, 252 291 5507

STANDARD COMMERCIAL’S TOBACCO UNIT POSTS DOUBLE DIGIT GAINS

FOR THE QUARTER

WILSON, NC – Standard Commercial Corporation (STW-NYSE) today reported first quarter fiscal 2004 earnings from continuing operations of $6.9 million, up 25% from $5.6 million in the first quarter of fiscal 2003. On a per share basis, basic and diluted earnings from continuing operations were $0.51 and $0.49 for the quarter ended June 30, 2003, up from $0.42 and $0.41 respectively in the June 2002 quarter. Net income totaled $6.6 million ($0.49 per basic share and $0.47 per diluted share) versus $4.7 million ($0.35 per basic and diluted share) in the prior year. Total sales were up 9% from $198.2 million to $216.7 million primarily due to increased shipments from the tobacco segment.

Tobacco Division sales and volume increased 14% and 13% respectively from the prior year due to increased shipments from Argentina, Turkey, Thailand, India and Kenya. Sales increased from $153.2 million to $174.1 million and the average unit price per kilo increased by 2%. Gross margin as a percentage of sales was essentially level with the corresponding period in 2002. Selling, general and administrative expenses increased due to normal inflationary increases, higher personnel expenses and the effect of a weak US Dollar against other currencies in which certain expenses were incurred. Tobacco Division net income for the quarter was up from $6.5 million in 2002 to $8.9 million in 2003, an increase of 36%.

Volume of wool sold during the current quarter decreased by 24% and average unit price per kilo increased by 22%. Wool Division revenues were down 5% over the prior year’s first quarter. Demand in the carpet sector has been relatively steady, but trading conditions for woolen tops used in the knitting and worsted/woven sectors continue to be extremely difficult. Due to lower demand from China, Australian combing and greasy wool operations remain depressed. The net loss from continuing operations from wool units increased from $0.9 million to $2.0 million. The net loss from discontinued wool operations decreased from $0.9 million in the prior year to $0.3 million.

Because of the seasonal nature of the Company’s businesses, results for interim periods are not necessarily indicative of business trends or results to be expected for the full year.

Announcing the first quarter results, Robert E. Harrison, President and Chief Executive Officer, said, “Our strong tobacco results for the quarter are a further reflection of the long-term strategic relationships the Company has worked hard to forge in a truly dynamic industry. These results were well ahead of the prior year due to both improvements in volumes, sales and operating efficiencies. South America continues to anchor our business growth and we expect that the Asian region will quickly get back on stride post the SARS epidemic as this region’s tobaccos will become more sought after because of the variety of styles available. We remain on schedule to commission the new processing facility in Indonesia in the fall and early customer indications are favorable. Globally, leaf-trading conditions are good at present and the supply and demand for flue-cured and burley tobaccos remain relatively balanced.”

Regarding the wool results Harrison said, “The wool market in general continues to be very weak and has been the main driver of the poor first quarter performance. The appointment of new divisional management effective April 1st is the first step in re-assessing the problems with our existing business model. The primary focus initially will be on inventory control and cost containment as we review the industry outlook and evaluate our options.”

Readers of this news release should note that comments contained herein that are not purely statements of historical fact may be deemed to be forward-looking. Any such forward-looking statement is based upon management’s current knowledge and assumptions about future events. The Company’s actual results could vary materially from those expected due to many factors, many of which the Company cannot control. These include tobacco litigation or legislation, changes in demand for and supply of leaf tobacco and wool, changes in general economic conditions, political and terrorist risks and changes in government regulations. Additional information on factors that may affect management’s expectations or Standard Commercial’s financial results can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of these forward-looking statements.

NOTE: Robert E. Harrison, Standard’s President & CEO, will host an AT&T teleconference to go over this announcement and answer questions at 8:30 am EDT on Thursday, August 7, 2003. U.S. investors may participate by dialing (888) 273-9890. Participants outside the U.S. should dial (612) 332-0819. Playback available August 7 through August 13. For playback in the U.S. dial (800) 475-6701; outside the U.S., dial (320) 365-3844. The playback access code will be 694740.

STANDARD COMMERCIAL CORPORATION

CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

(In thousands, except per share data; unaudited)

	Three months ended
	June 30
	2003	2002
Sales—tobacco	$174,088	$153,189
—nontobacco	42,582	45,007

Total sales	216,670	198,196
Cost of sales
—Materials, services and supplies	178,908	163,363
—Interest	3,618	3,353

Gross profit	34,144	31,480
Selling, general and administrative expenses	22,058	19,396
Other interest expense	1,138	1,272
Other income (expense)—net	439	865

Income before taxes	11,387	11,677
Income taxes	4,659	6,042

Income after taxes	6,728	5,635
Minority interests	68	—
Equity in earnings of affiliates	138	(73)

Income from continuing operations	6,934	5,562
Loss from discontinued operations, net of tax.	(322)	(923)
Extraordinary gain due to buyback of debt, net of tax	—	105

Net income	6,612	4,744
Retained earnings at beginning of period	167,495	132,812
Common stock dividends	(851)	(668)

Retained earnings at end of period	$173,256	$136,888

Earnings per common share
Basic:
From continuing operations	$0.51	$0.42
From discontinued operations	(0.02)	(0.07)
Extraordinary item	0.00	0.00
Net	$0.49	$0.35
Average shares outstanding	13,537	13,370
Diluted:
From continuing operations	$0.49	$0.41
Extraordinary item	0.00	0.00
From discontinued operations	(0.02)	(0.06)
Net	$0.47	$0.35
Average shares outstanding	15,131	15,061
Dividend declared per common share	$0.0625	$0.05

STANDARD COMMERCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30		March 31
	2003	2002	2003
	(unaudited)
ASSETS
Cash	$19,260	$24,980	$32,389
Receivables	223,862	167,277	212,042
Inventories	334,440	293,230	285,020
Assets of discontinued operations	2,038	16,604	5,298
Prepaid expenses	6,400	6,495	2,970
Marketable securities	1,237	1,032	1,234

Current assets	587,237	509,618	538,953

Property, plant and equipment	167,384	150,218	161,190
Investment in affiliates	10,944	9,651	10,542
Goodwill	11,289	11,245	11,289
Other assets	37,532	28,298	26,326

Total assets	$814,386	$709,030	$748,300

LIABILITIES
Short-term borrowings	$223,520	$164,611	$182,103
Current portion of long-term debt	6,734	10,289	5,107
Accounts payable and accrued liabilities	165,489	143,633	157,385
Liabilities of discontinued operations	1,902	5,635	2,426
Taxes accrued	11,160	9,808	9,668

Current liabilities	408,805	333,976	356,689

Long-term debt	80,689	97,731	78,672
Convertible subordinated debentures	45,051	47,129	45,051
Retirement and other benefits	18,437	20,989	17,592
Deferred income taxes	6,091	5,206	6,299

Total liabilities	559,073	505,031	504,303

MINORITY INTERESTS	1,951	30	1,872

SHAREHOLDERS’ EQUITY
Preferred stock, $1.65 par value; authorized shares 1,000,000 Issued none
Common stock, $0.20 par value; authorized shares 100,000,000 Issued 16,236,170 (June 02 – 15,986,670; Mar 03 – 16,110,750)	3,247	3,197	3,222
Additional paid-in capital	110,597	106,090	108,453
Unearned restricted stock plan compensation	(4,885)	(1,815)	(2,991)
Treasury shares, 2,617,707	(4,250)	(4,250)	(4,250)
Retained earnings	173,256	136,888	167,495
Accumulated other comprehensive income	(24,603)	(36,141)	(29,804)

Total shareholders’ equity	253,362	203,969	242,125

Total liabilities and shareholders’ equity	$814,386	$709,030	$748,300

STANDARD COMMERCIAL CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands; unaudited)

	Three months ended
	June 30
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$6,612	$4,744
Depreciation and amortization	5,036	4,688
Minority interest	(68)	—
Deferred income taxes	(208)	206
Undistributed earnings of affiliates net of dividends received	(32)	73
(Gain)/loss on buyback of debt	—	(105)
(Gain)/loss on disposition of fixed assets	(48)	25
Other	812	742

	12,104	10,373
Net changes in working capital other than cash
Receivables	(20,016)	5,577
Inventories	(42,030)	(44,147)
Current payables	(2,934)	8,329
Discontinued operations	1,701	1,939

CASH USED FOR OPERATING ACTIVITIES	(51,175)	(17,929)

CASH FLOWS FROM INVESTING ACTIVITIES

Property, plant and equipment— additions	(8,513)	(16,762)
— dispositions	99	113
Business dispositions	1,033	—

CASH USED FOR INVESTING ACTIVITIES	(7,381)	(16,649)

CASH FLOWS FROM FINANCING ACTIVITIES

Net change in short-term borrowings	41,418	32,232
Proceeds from long-term borrowings	6,836	4,496
Repayment of long-term borrowings	(3,650)	(4,188)
Buyback of debt	—	(2,754)
Other	113	—

CASH PROVIDED BY FINANCING ACTIVITIES	44,717	29,786

Effect of exchange rate changes on cash	710	772

Decrease in cash for period	(13,129)	(4,020)
Cash at beginning of period	32,389	29,000

CASH AT END OF PERIOD	$19,260	$24,980

Cash payments for — interest	$2,999	$2,654
— income taxes	$6,336	$7,271